UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 17, 2015

ASHLAND INC.
(Exact name of registrant as specified in its charter)

Kentucky
(State or other jurisdiction of incorporation)

1-32532	20-0865835
(Commission File Number)	(I.R.S. Employer Identification No.)

50 E. RiverCenter Boulevard
P.O. Box 391
Covington, Kentucky  41012-0391
Registrant’s telephone number, including area code (859) 815-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 22, 2015, Ashland Inc. (“Ashland”) announced that Luis Fernandez-Moreno, Senior Vice President of Ashland and President of Ashland Specialty Ingredients, has been promoted by the Board of Directors to the newly created position of Senior Vice President of Ashland and President of the Chemicals Group. In this expanded role, he will continue to lead Specialty Ingredients and will assume additional management responsibility for Ashland Performance Materials. Specialty Ingredients and Performance Materials will continue to operate, and report their financial results, as separate commercial units.  For additional information about Luis Fernandez-Moreno, please see Ashland’s Form 10-K for the fiscal year ended September 30, 2014 filed on November 24, 2014, Ashland’s proxy statement filed on December 3, 2014 and the Form 8-K filed on November 27, 2012, which are incorporated herein by reference.

In addition, Ashland announced that Theodore L. (Ted) Harris, President of Performance Materials and Senior Vice President of Ashland, submitted his resignation on April 17, 2015 to accept an offer to become chief executive officer of another public company.

These changes are discussed in more detail in the news release attached hereto as Exhibit 99.1, which is incorporated by reference into this Item 5.02.

Item 9.01.  Financial Statements and Exhibits

99.1	News Release dated April 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND INC.
(Registrant)

April 22, 2015	/s/ Peter J. Ganz
Peter J. Ganz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

99.1	News Release dated April 22, 2015.